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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                       PHARMACEUTICAL DATA SERVICES, INC.

                             A Delaware Corporation


                                    ARTICLE I

                                     OFFICES

      Section 1.1 Registered Office. The registered office of the corporation shall be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of Delaware.

      Section 1.2 Other offices. The corporation may also have offices at such other places either within or without the State of Delaware, as the Board of Directors may from time to time appoint, or the business of the corporation may require.


                                   ARTICLE II

                                    DIRECTORS

      Section 2.1 Exercise of Corporate Powers. Except as otherwise provided by the Certificate of Incorporation of the corporation or by the laws of the State of Delaware now or hereafter in force, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law, provided that the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

      Section 2.2 Number. The number of directors which shall constitute the whole of the Board of Directors shall be three (3). Such minimum and maximum number of directors may be changed by an amendment of the Certificate of Incorporation or by an amendment to this Section 2.2 duly adopted by the stockholders, but no decrease shall have the effect of shortening the term of any incumbent director.



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      Section 2.3 Need Not Be Stockholders. The directors of the corporation need not be stockholders of the corporation.

      Section 2.4 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 2.5 Election and Term of office. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting, provided that if, for any reason, said annual meeting or an adjournment thereof is not held, or the directors are not elected thereat, then the directors may be elected at any special meeting of the stockholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

      Section 2.6 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the stockholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the stockholders. The stockholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


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      Section 2.7 Removal.

      (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject to the following:

          (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

          (2) When, by the provisions of the Certificate of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

      (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.


                                   ARTICLE III

                                    OFFICERS

      Section 3.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be chosen by the Board of Directors, and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of the President, the Secretary, or the Tresurer, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

      Section 3.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and


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time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

      Section 3.3 Removal and Vacancies. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of stockholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer elected by the stockholders may be removed only by vote of the stockholders, unless the stockholders shall have authorized the directors to remove such officer. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

      Section 3.4 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                   ARTICLE IV
                             CHAIRMAN OF THE BOARD

      Section 4.1 Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the stockholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                                    PRESIDENT

      Section 5.1 Powers and Duties. The powers and duties of the President are:


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      (a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

      (b) To preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

      (c) To call meetings of the stockholders and also of the Board of Directors, to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

      (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

      Section 5.2 President Pro Tem. If neither the Chairman of the Board, the President, nor any Vice President, is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.


                                   ARTICLE VI

                                 VICE PRESIDENT

           Section 6.1 Powers and Duties. In case of the absence, disability or death of the President, the Vice President or one of the Vice Presidents shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.


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                                  ARTICLE VII

                                   SECRETARY

      Section 7.1 Powers and Duties. The powers and duties of the Secretary are:

      (a) To keep a book of minutes at the principal office of the corporation, or at such other place as the Board of Directors may order, of all meetings of its directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

      (b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

      (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance, provided that, so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

      (e) To transfer upon the share books of the corporation any and all shares of the corporation, provided that, so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof.


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      (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them, or by the Board of Directors, or by the holders of a majority of the outstanding shares of the corporation.

      (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                                  ARTICLE VIII

                                   TREASURER

      Section 8.1 Powers and Duties. The powers and duties of the Treasurer:

      (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

      (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Treasurer's discretion, to cause any or all thereof to be deposited for the account of the corporation with such depository as may be designated from time to time by the Board of Directors.

      (c) To receive or cause to be received, and to give or cause to be given, receipts and acquaintances for moneys paid in for the account of the corporation.

      (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

      (e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

      (f) Generally to do and perform all such duties as pertain to the office of Treasurer and as may be required by the Board of Directors.


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                                   ARTICLE IX

                            COMMITTEES OF THE BOARD

      Section 9.1 Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent members at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

      Section 9.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

      (a) the approval of any action which requires the approval or vote of the stockholders;

      (b) amending the Certificate of Incorporation;

      (c) designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

      (d) the filling of vacancies on the Board or on any committee;

      (e) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

      (f) the fixing of compensation of the directors for serving on the Board or on any committee;

      (g) recommending to the stockholders a dissolution of the corporation or revocation of a dissolution;

      (h) the amendment or repeal of By-Laws or the adoption of new By-Laws;

      (i) adopt a certificate of ownership and merger pursuant to Section 253 of Title 8 of the Delaware General Corporation Law;

      (j) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;


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      (k) the declaration of dividend;

      (l) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board;

      (m) the appointment of other committees of the Board or the members thereof;

      (n) authorize the issuance of stock.

      Section 9.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific direction to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

                                   ARTICLE X

                            MEETINGS OF STOCKHOLDERS

      Section 10.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the stockholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section
1.1 hereof, or any place within or without the State which may be designated by written consent of all the stockholders entitled to vote thereat, or which may be designated by the Board of Directors.

      Section 10.2 Time of Annual Meetings. The annual meeting of the stockholders shall be held at the hour of 10:00 o'clock in the morning on the fourth Friday of August in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

      Section 10.3 Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, if there be one, the President or the Secretary, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the corporation issued and outstanding and entitled to vote.


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      Section 10.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

      If any notice or report addressed to the stockholders at the address of such stockholder appearing on the books of the corporation is returned to the corporation by United States Postal Service, marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other stockholders.

      Section 10.5 Adjourned Meetings. When a stockholders' meeting is adjourned to another time or place, unless the By-Laws otherwise require, and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 10.6 Consent to Stockholders' Meeting. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the


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minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Delaware General Corporation Law to be included in the notice but not so included in the notice, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Certificate of Incorporation or By-Laws.

      Section 10.7 Quorum. (1) Unless otherwise provided in the Certificate of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

      (2) If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or by the Certificate of Incorporation or By-Laws.

      (3) After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

      Section 10.8 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special Meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be


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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 10.9 Voting Rights of Shares. (1) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Certificate of Incorporation. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in this section to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.

      (2) Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      (3) A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

      (4) At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote, or, if cumulative voting is authorized by the Certificate of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multipled by the number of his votes shall produce, or by distributing such votes on the same principle among any number of such candidates.

      Section 10.10 Voting Rights. (1) The officer or agent having charge of the stock transfer books for shares of a corporation shall make at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of


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the corporation or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

      (2) The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      (3) If the requirements of this section have not been substantially complied with, the meeting shall be adjourned until the requirements are complied with on the demand of any stockholder in person or by proxy.

      (4) If, upon the demand of any stockholder made pursuant to subsection
(3), the meeting is not adjourned by the officers of the corporation and the list is not produced, such officers shall be liable to any stockholder suffering damage on account of the failure to produce such list, to the extent of such damage.

      (5) If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

      Section 10.11 Determination of Holders of Record. (1) For the purpose of determining stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders such books shall be closed for at least ten (10) days immediately preceding such meeting.

      (2) In lieu of closing the stock transfer books, the By-Laws, or in the absence of an applicable By-law the Board of Directors, may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.


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      (3) If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

      (4) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

      Section 10.12 Proxies.

      (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the Delaware General Corporation Law shall be presumptively valid.

      (b) No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

      (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

                                   ARTICLE XI

                              MEETING OF DIRECTORS

      Section 11.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the


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transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose, in accordance with the laws of the State of Delaware, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

      Section 11.2 Regular Meetings. Regular meetings of the Board of Directors, of which no notice need to be given except as required by the laws of the State of Delaware, shall be held after the adjournment of each annual meeting of the stockholders (which meeting shall be designated the Regular Annual Meeting) and at such times as may be designated from time to time by resolution of the Board of Directors.

      Section 11.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, or by any Vice President or the Secretary, or by any two or more of the directors.

      Section 11.4 Notice of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any three directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram onb twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      Section 11.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, and directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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

      Section 11.6 Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      Section 11.7 Waiver of Notice and Consent. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 11.8 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if any members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

      Section 11.9 Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

      Section 11.10 Meetings of Committees. The provisions of this Article apply also to committees of the Board and incorporators and action by such committees and incorporators.


                                   ARTICLE XII

                                SUNDRY PROVISIONS

      Section 12.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.


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


      Section 12.2 Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of April and end on the last day of March each year.

      Section 12.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented, and all rights incident thereto may be exercised, on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

      Section 12.4 Certificates of Stock. There shall be issued to each holder of fully-paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

      Section 12.5 Lost Certificates. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

      Section 12.6 Certification and Inspection of By-Laws. The corporation shall keep at its principal executive office in this state or, if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the stockholders at all reasonable


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

times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall, upon the written request of any stockholder, furnish to such stockholder a copy of the By-Laws as amended to date.

           Section 12.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission; or actually transmitted by the person giving the notice, by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe wil1 promptly communicate it to the recipient.


                                  ARTICLE XIII

                                 INDEMNIFICATION

           No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


                                   ARTICLE XIV

                             CONSTRUCTION OF BY-LAWS
                       WITH REFERENCE TO PROVISIONS OF LAW

           Section 14.1 Definitions. Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the Delaware General Corporation Law, as amended from time to time.


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


      Section 14.2 By-Law Provisions Additional and Supplemental to Provisions of Law.

      All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law, unless such compliance shall be illegal.


      Section 14.3 By-Law Provisions Contrary to or Provisions of Law.

      Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section
13.2 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.


                                   ARTICLE XV

                    ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

           Section 15.1 These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

           Section 15.2 Entire Board of Directors. As used in this Article XIV and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the corporation would have if there were no vacancies.

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